U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                   REGISTRATION STATEMENT UNDER THE SECURITIES
                             ACT OF 1933, AS AMENDED

                           GRAVITY SPIN HOLDINGS, INC.
                         ------------------------------
        (Exact name of small business issuer as specified in its charter)

            NEVADA                                                98-0351859
           --------                                               ----------
(State or other jurisdiction of                               (I.R.S. Employer
incorporation of organization)                               Identification No.)

                           950 Cambie St., Suite 2206
                           Vancouver, British Columbia
                                 Canada, V6B 5X6
                         -------------------------------
                    (Address of Principal Executive Offices)

                                       n/a
                         ------------------------------
                    (Former name, address and fiscal year, if
                           changed since last report)

                                       n/a
                      ------------------------------------
                            (Full title of the plan)


                               Michael T. Shannon
                                  Devlin Jensen
                             Barristers & Solicitors
                         555 W. Hastings St., Suite 2550
                        Vancouver, B.C., Canada, V6B 4N5
                     ---------------------------------------
                     (Name and address of agent for service)

                                 (604) 684-2550
                     --------------------------------------
                     (Telephone number, including area code,
                              of agent for service)

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
                                Proposed         Proposed
Title of                        maximum          maximum
Securities       Amount         offering         aggregate     Amount of
To be            to be          price            offering      registration
Registered       Registered     per share (1)    price         fee
----------       ----------     ------------     ---------     ------------
Common Stock     200,000        $1.75            $350,000      $44.35

Total            200,000        $1.75            $350,000      $44.35
--------------------------------------------------------------------------------




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(1)  The closing price for the Registrant's common stock on the Over-the-Counter
Bulletin Board on April 7, 2004 was $1.75 per share. To date, the Registrant has not issued the 200,000 which are being registered under this Registration Statement, however, subsequent to the filing of this Registration Statement, the Registrant will issue such 200,000 shares of common stock. Pursuant to Rule 457(c) and 457(h)(i), the registration fee was calculated on the basis of these figures.


PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT.
------------------------------------------------------------

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.
------------------------------------------------

The following documents, filed with or furnished to the Securities and Exchange Commission (the "Commission"), are incorporated in this Registration Statement by reference:

     (i) the latest annual report of the Company filed on Form 10-KSB pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     (ii) all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report on Form 10-KSB referred to in (a) above;

     (iii) the registration statement of the Company filed on Form SB-2, as amended pursuant to Section 6 of the Securities Act of 1933, as amended (the "Securities Act");

     (iv) the registration statement of the Company filed on Form 8-A pursuant to Section 12(g) of the Exchange Act; and

     (v) the description of securities which is contained in the registration statement on Form SB-2, as amended filed by the Company pursuant to Section 6 of the Securities Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which either indicates that all securities offered have been sold or deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4. DESCRIPTION OF SECURITIES.
----------------------------------

The class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.
-----------------------------------------------

The validity of the securities being registered will be passed upon by Diane D. Dalmy, Esq., General Counsel to the Company, 8965 W. Cornell Place, Lakewood, Colorado, U.S.A., 80227.

None of the experts named in this Registration Statement as having prepared or certified a report, or counsel for the Company named in this Registration Statement as having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration of offering of such securities, have or will receive in connection with the offering a substantial interest, direct or indirect, in the Company or its subsidiary, if any, nor was connected with the Company or its subsidiary, if any, as a promoter, managing underwriter, voting trustee, director, officer or employee.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
--------------------------------------------------

Section  78.7502  of  the  Nevada  Revised  Statutes  contains   provisions  for
indemnification of the officers and directors of the Company. Nevada law provides for indemnification (which may eliminate any personal liability of a director to the Company or its shareholders for monetary damages for gross negligence or lack of care in carrying out the director's fiduciary duties) if a director or officer acts in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company. A director or officer may be indemnified as to any matter in which he successfully defends himself.

The Company's Articles of Incorporation contains the following provisions for limitation of liability of its directors and officers:

     "Article VI - Limitation of Liability. No Director or Officer of the corporation shall be personally liable to the corporation or any of its stockholders for damages for breach of fiduciary duty as a Director of Officer involving any act or omission of any such Director or Officer, provided however, that the foregoing provision shall nor eliminate or limit the liability of a Director of Officer for acts or omissions which involve violation or criminal law or the payment of distributions in violation of N.R.S. 78.300. Any repeal or modification of this Article shall be prospective only and shall not adversely affect any limitation on personal liability of a Director or Officer of the corporation for acts or omissions prior to such repeal or modification."

The Company's By-laws contain the following provisions for indemnity of its directors and officers:

                             "Article X - Indemnity.

(a) Any person made a party made a party to any action, suit or proceeding, by reason of the fact that he, his testator or intestate representative is or was a director, officer or employee of the Corporation, or of any Corporation in which he served as such at the request of the Corporation, shall be indemnified by the Corporation against the reasonable expenses, including attorney's fees, actually and necessarily incurred by him in connection with the defense of such action, suit or proceedings, or in connection with any appeal therein that such officer, director or employee is liable for negligence or misconduct in the performance of his duties.

(b) The foregoing right of indemnification shall not be deemed exclusive of any other rights to which any officer or director or employee may be entitled apart from the provisions of this section.

(c) The amount of indemnity to which any officer or any director may be entitled shall be fixed by the Board of Directors, except that in any case where there is no disinterested majority of the Board available, the amount shall be fixed by arbitration pursuant to then existing rules of the American Arbitration Association."

The officers and directors of the Company are accountable to the shareholders of the Company as fiduciaries, which means such officers and directors are required to exercise good faith and integrity in handling the Company's affairs.

A shareholder may be able to institute legal action on behalf of himself and all other similarly situated shareholders to recover damages where the Company has failed or refused to observe the law. Shareholders may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce their rights, including rights under certain federal and state securities laws and regulations. Shareholders who have suffered losses in connection with the purchase or sale of their interest in the Company due to a breach of a fiduciary duty by an officer or director of the Company in connection with such sale or purchase including, but not limited to, the misapplication by any such officer or director of the proceeds from the sale of any securities, may be able to recover such losses from the Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense or any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The Company has no agreements with any of its directors or executive officers providing for indemnification of any such persons with respect to liability arising out of their capacity or status as officers and directors.

At present there is no pending litigation or proceeding involving a director or executive officer of the Company as to which indemnification is being sought.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.
--------------------------------------------

In the event the 200,000 shares of Common Stock of the Company to be issued to the consultants pursuant to the consulting agreements, attached hereto as exhibit 99.1 and 99.2, are not registered pursuant to this Registration Statement, the shares of Common Stock to be issued pursuant to such consulting agreements shall be issued in reliance upon the exemption from the registration requirements of the Securities Act contained in Regulation S as the shares will be issued in offshore transactions which were negotiated outside of the United States.


ITEM 8. EXHIBITS.
-----------------

The following documents are filed as exhibits to this Registration Statement:

     5.1 Opinion of Diane D. Dalmy, as counsel to the Company, regarding the legality of the securities being registered.

     23.1 Consent of Diane D. Dalmy, as counsel to the Company, included in the Opinion filed as exhibit 5.1 hereto.

     23.2  Consent of Miller & McCollom as independent public accountants.

     99.1 Consulting Agreement between the Company and Michael Tan, dated November 29, 2003.

     99.2 Consulting Agreement between the Company and Anthony Tam, dated November 29, 2003.


ITEM 9. UNDERTAKINGS.
---------------------

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any additional or changed material information on the plan of distribution.

     (2) That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the
     Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense or any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES.
                                   -----------

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beijing, China, on April 7, 2004.

                                        GRAVITY SPIN HOLDINGS, INC.

                                        By: /s/ Graham Taylor
                                           -------------------------------
                                           Graham Taylor, President, CEO,
                                           CFO, Secretary and Treasurer


Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following person in the capacity and on the date indicated.


Signature                           Title                   Date

/s/ Graham Taylor                   Director                April 7, 2004
----------------------------
Graham Taylor

/s/ Mark Demmons                    Director                April 7, 2004
----------------------------
Mark Demmons

/s/ Raymond Turner                  Director                April 7, 2004
----------------------------
Raymond Turner

                                INDEX TO EXHIBITS



EXHIBIT   DESCRIPTION
-------   -----------

5.1 Opinion of Diane D. Dalmy, as counsel to the Company, regarding the legality of the securities being registered.

23.1 Consent of Diane D. Dalmy, as counsel to the Company, (included in the opinion filed as Exhibit 5.1 hereto).

23.2      Consent of Miller & McCollom as independent public accountants.

99.1 Consulting Agreement between the Company and Michael Tan, dated November 29, 2003.

99.2 Consulting Agreement between the Company and Anthony Tam, dated November 29, 2003.